Exhibit 10. 4

PERSONAL
Mr Hubert Weber
11 August 2010

Dear Hubert,
We are pleased to confirm your promotion to the position of President, Coffee KFE with effect from 1 September 2010. Your new salary band will be an “E”.
As a result of this promotion, your salary has been increased from EUR 308,400 to EUR 340,000 per annum. This will be reviewed in April 2011.
Your incentive program participation will change as follows:
Global Management Incentive Plan (GMIP). Your target incentive will be 55%.

•	Under the current Long Term Incentive Program (LTIP) guidelines, your target LTIP will be 60%.
Kraft Germany will also provide you with any legally required communications as a result of your new assignment.
We would like to take this opportunity to congratulate you on your promotion and wish you every future success.
Yours sincerely,
Kraft Foods Europe

/s/ Michael Clarke	/s/ Sandra Stenico
Michael Clarke Sandra Stenico	Sandra Stenico
EVP and President KFE	VP Human Resources KFE

Employee Signature:	/s/ Huber Weber	Date:	15/08/2010

Please return one signed copy to Michael Freire, Kraft Foods GmbH, Glattpark.

Kraft Foods Europe GmbH
Lindbergh-Allee 1, CH-8152 Glattpark, Tel. +41 58 440 40 40, Fax +41 58 440 40 01
MwSt-Nr. 162419 www.krafteurope.com

Kraft Foods Deutschland
Kraft Foods Deutschland Services GmbH & Co. KG	Services GmbH & Co. KG
Postfach 10 78 40 -28078 Bremen	Postfach 10 78 40
28078 Bremen
Langemarckstr. 4-20
28199 Bremen
Mr Hubert Weber
Bleierweg 5	Telephone: +49 421 599-01
8942 Oberrieden	Fax: +49 421 599 3675
SWITZERLAND	www.kraftfoods.de

Bremen, 26 August 2010
Human Resources
Christian Reuver
Tel. 0421/ 599 - 3403

Between
Kraft Foods Deutschland GmbH
and
Kraft Foods Deutschland Services GmbH & Co. KG
as well as
Mr Hubert Weber
the following agreements were concluded:
I.    TERMINATION OF EMPLOYMENT RELATIONSHIP
The employment relationship between Kraft Foods Deutschland GmbH and Mr Hubert Weber ends by mutual agreement as of 31 August 2010.
II.    EMPLOYMENT CONTRACT
A permanent contract of employment effective as of 1 September 2010 is concluded between Kraft Foods Deutschland Services GmbH & Co. KG and Mr Hubert Weber. Applicable to this employment relationship are the terms and conditions of the contract of employment concluded between Kraft Foods Deutschland GmbH and Mr Weber on 1 November 1994 as well as any amendments of that contract of employment up until 31 August 2008.
For all claims based on the employment relationship, in particular on laws, collective agreements, including the calculation of notice periods, and company agreements, with the exception of pension commitments and the pension scheme “Plan 1996” (see the provisions of section III), where these relate to seniority, the entry date is 1 November 1988.
III.    TRANSFER OF ENTITLEMENT TO THE “PLAN 1996” PENSION SCHEME
The pension entitlement according to the “Plan 1996” pension scheme is transferred with the commencement of the employment relationship on 1 September 2010 from Kraft Foods Deutschland GmbH to Kraft Foods Deutschland Services GmbH & Co. KG (Paragraph 4(2)(1) of the Betriebsrentengesetz (Company Pensions Act)) and is continued in accordance with company agreement (currently the “Plan 1996” Pension scheme).
It is understood that Kraft Foods Deutschland GmbH and Kraft Foods Deutschland Services GmbH & Co. KG both belong to the Kraft Foods Deutschland group of companies, as defined in Section II/1(3)(2) of the company agreement “Plan 1996”.
IV.     FINAL PROVISIONS
There are no verbal collateral agreements. Modifications and amendments to this Agreement must be made in writing, regardless of individual agreements. This requirement of written form may only be amended by written agreement.
This contract is issued in triplicate and is to be signed by the Department, Human Resources as well as by yourself. Human Resources, Payroll and yourself will retain one copy each.

Kraft Foods Deutschland GmbH

/s/ Jürgen Leisse	/s/ Christian Reuver
Jürgen Leisse	Christian Reuver
VP & Managing Director DACH	Director Human Resources DE/AT

Kraft Foods Deutschland Services GmbH & Co. KG

/s/ Rainer Claußen	/s/ Christian Reu ver
Rainer Claußen	Christian Reuver
Area Finance Director DACH/TREE	Director Human Resources DE/AT

Bremen, date	25/10/2010	/s/ Hubert Weber
Hubert Weber

[Kraft Jacobs Suchard]

Mr Hubert Weber
--- in-house communication --

Bremen, 19 October 1994
K. Elsing / mk
5 99 – 38 90
HR-S&AF

EMPLOYMENT CONTRACT

Dear Mr Weber,
We hereby refer to the terms and conditions of the contract of employment which commenced on 1 November 1988. As of 1 November 1994, the existing terms and conditions will be replaced as follows:

1.	Position
You will be in the services of our Company as
Manager Regional Field and Sales Administration Suchard.
Details of your duties are set out in the underlying job description or in the job description agreed with you, and are also subject to the instructions of your superiors within the scope of their authority. You shall perform the duties assigned to you conscientiously and to the best of your ability, and take full responsibility for them.
We reserve the right to transfer you to a different position corresponding to your educational background and skills within our Company or to a different company which is affiliated to us under the corporate law or economically linked to us, including one in a different location.
2.a. Basic Annual Salary
For your work, you will receive annual pay of (including Christmas bonus)
DM 180,000 gross
(in words: one hundred eighty thousand German Marks)
One twelfth of this amount less statutory levies is to be paid before or on the last working day of each month into the bank account indicated by you.
Any overtime hours or any additional working hours on Sundays and statutory holidays – if required for operational reasons – are compensated with this salary payment. Your salary is above the general pay scale and as such remains unaffected by any changes to collective agreements. Collectively agreed salary increases will therefore not apply to you. Your salary will however be regularly reviewed and may be fixed again.

2.b.    Incentive Plan
You will participate in the currently applicable Company Incentive Plan; your incentive target is at present 20% per annum of the basic annual salary.
2.c.    Company Car
You will also be provided with a company car in accordance with the currently applicable guidelines. You will need to sign a separate contract in regards to this.
3.     Working Hours
The length and division of the working hours arise from the Company’s general regulations in combination with the special requirements of the specific workplace. At the time of writing, regular working hours are 37.5 hours.
4.     Additional Holiday Pay
In line with our Company policy, you will receive an additional annual holiday pay of DM 1,600.00 gross. This will be paid out to you in May together with your regular salary.
5.     Capital Formation
In line with our Company policy, you will receive each month an employer’s contribution towards capital investment of DM 52.00 gross.
6.     Holidays
Your annual holiday entitlement is 32 working days.
7.     Old Age, Disability and Survivors’ Pensions
In general, the JACOBS SUCHARD’s pension scheme applies in its current, valid version (company agreement).
In addition to the standard provisions, the following are applicable to you:

◦	The fixed age limit is reached with the completion of the 60th year of your life. The receipt of retirement pension is thus possible upon completion of 60 years of age without reduction.

◦	The pension accrual rate for the assessment of old age, disability and survivors’ pensions amounts to 1.2% for each additional available pensionable year of service after 1 October 1993.

◦	The pensionable earnings are limited to DM 150,000 p.a.
8.     Group Accident Insurance
You are covered by the group accident insurance taken out by the Company, with an insurance benefit of

◦	DM 200,000 in the event of accidental death or

◦	DM 400,000 in the event of full disability resulting from accident.
The insurance cover extends to all accidents in daily life that occur in the workplace or in private. The insurance premiums will be paid in full by the Company.
9.     Daily Sickness Allowance
In the case of a non-self-inflicted illness persisting past the statutory sick pay period of six weeks, you will receive for the duration of the following 7.5 months (from the 43rd up to the 270th day) a daily sickness allowance contribution amounting to the difference between the daily sickness allowance and the normal net salary. The daily sickness allowance will be calculated based on the current maximum rate applicable to an insured person with a dependent.
10.    Death Benefit
In the event of death, we will grant your dependent family members, in addition to the salary of the month of death, a one-off benefit amounting to three gross monthly salaries.
11.    Termination of the Employment Relationship
The contractual relationship can be terminated by either party with a period of notice of 6 months to the end of the half-year.
Otherwise, the employment contract ends at the latest with the completion of the month in which you reach statutory retirement age without the requirement of notice of termination from either party.
12.    Business Travel
In general, our travel guidelines apply in their current, valid version.
13.    Secondary Activities
The prior written approval of our Company is required in the case of:

◦	undertaking and/or exercising secondary activities;

◦	undertaking and/or exercising volunteer work, insofar as they are connected with a considerable mental or physical demand on your time;

◦	publications and lectures, insofar as these affect the interests of the Company.
14.    Confidentiality
You have an obligation to keep confidentiality concerning all matters and incidents – especially trade and business secrets – that come to your attention within the framework of your activity. This obligation also applies in relation to other employees of the Company, except in the cases where these on the basis of their position in the Company or their activity are competent or authorized to receive such information. It applies further also in relation to knowledge acquired of personal data.
This confidentiality requirement covers especially also the details of the current contract, as well as compensation amount, and also persists past the time of the termination of the employment relationship.
At the end of your employment relationship with us – regardless of the reason – you are obligated to return all business records and documents in your possession, which also includes drafts. Any right of retention is excluded.
15.    Other Agreements
The enclosed documents:
JACOBS SUCHARD Pension Scheme
JACOBS SUCHARD Work Regulations
JACOBS SUCHARD Social Regulations
apply in principle and form part of this employment contract.
16.    Change to Contract

This contract may only be changed, amended or terminated in writing; verbal agreements are not valid.
Should individual regulations in this contract be invalid, this does not affect the validity of the other content of this employment contract. An invalid regulation is to be replaced with a permissible regulation so that the purpose of the improper regulation to the greatest extent possible is effected through other means.
We hope for a good cooperation and ask you to confirm your agreement with the above regulations through your signature on the enclosed copy of this letter and return this to us within the next days.
Kind regards,
Kraft Jacobs Suchard Erzeugnisse GmbH & Co. KG
- P e r s o n a l –

/s/ Dr. F. Strege	/s/ K. Elsing
Dr. F. Strege	K. Elsing

I agree with the above regulations:
/s/ Hubert Weber
Date	Signature